AMENDMENT TO RETENTION AGREEMENT

THIS AMENDMENT TO RETENTION AGREEMENT (this “Agreement”) is entered into as of the 1st day of November 2017 (the “Effective Date”) by and between Doug Croxall (the “Employee”) and Marathon Patent Group, Inc., a Nevada corporation, and subsidiaries (the “Company”, and together with the Employee, the “Parties”).

WHEREAS, Employee has been continuously employed as the Chief Executive Officer and Chairman of the Board of Directors of the Company pursuant to that certain Executive Employment Agreement dated as of November 14, 2012, as amended on November 18, 2013 (the “Employment Agreement”);

WHEREAS, the Parties entered into a Retention Agreement dated August 22, 2017 regarding the Employee’s employment with the Company which agreement was amended on September 29, 2017 (as amended the “Retention Agreement”); and

WHEREAS, the Parties desire to enter into this Agreement providing for Employee’s continuation as Chief Executive Officer and Chairman of the Board of Directors of the Company for until such time as provided herein following the Effective Date of this Agreement, for Employee’s amicable resignation from the Company’s employment and for such other agreements as are set forth herein. In the event that no change is made herein, the provisions of the Retention Agreement shall govern.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree to the following amendments to the Retention Agreement and certain additional changes to the Retention Agreement as set forth herein:

1.       Amendment of Employment Termination Date. Notwithstanding the terms set forth in Section 2(c) of the Retention Agreement, Employee acknowledges that his last day of employment with the Company shall be changed to the earlier of (i) December 31, 2017, and (ii) the occurrence of a Change of Control (as defined in the Retention Agreement) (the “Employment Termination Date”). Employee further understands and agrees that, as of the Employment Termination Date, he will no longer be authorized to conduct any business on behalf of the Company as an executive or to hold himself out as an officer, employee or director of the Company. Any and all positions and/or titles held by Employee with the Company will be deemed to have been resigned as of the Employment Termination Date.

(a)       Section 2 of the Retention Agreement is amended as provided below. The Company shall pay or provide Employee the following payments and benefits (the “Payment and Benefits”):

(i)       Consulting Fee and PTO. Commencing on the date hereof, Employee shall receive a consultant fee at a rate of $30,000 per month (the “Consulting Fee”) until the Employment Termination Date, payable in two equal payments on the 15th and 30th of each month. The Employee shall be responsible for paying his own taxes in connection with such payments.

(ii)       Retention Payment. The Company shall pay Employee an additional aggregate amount equal to $500,000 (the “Retention Payment”) in two separate payments as follows: (1) $125,000 was paid , and (2) the remaining $375,000 shall be paid as follows: 50% of the Retention Payment not yet paid shall be released on the date that the Company enters into an agreement to effect a “Change of Company” and 50% shall be paid upon the closing of the transaction which will result in a Change of Control.

(iii)       Health Benefits. Employee shall be entitled to continue to receive his existing medical and other insurance benefits through the end of December 2017. After such time the Company will cease to pay premiums pursuant to the preceding sentence, Employee may, if eligible, elect to continue healthcare coverage at Employee’s expense in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA. Employee shall be responsible for the payment of all payroll taxes, Medicare and other taxes, if any arising out of this subsection, and shall indemnify the Company with respect to the payment of all such amounts. The Company will reimburse Employee for all COBRA payments made by Employee through March 31, 2018.

2.       Voting and Standstill Agreement.

(a)       Entry into Voting and Standstill Agreement. The Employee agrees to execute the Voting and Standstill Agreement attached as Exhibit A hereto and to be bound by its terms.

3.       Applicable Law and Dispute Resolution. Except as to matters preempted by ERISA or other laws of the United States of America, this Agreement shall be interpreted solely pursuant to the laws of the State of Nevada, exclusive of its conflicts of laws principles. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Nevada, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.

4.       Binding Effect. This Agreement will be deemed binding and effective immediately upon its execution by the Employee; provided, however, that in accordance with the Age Discrimination in Employment Act of 1967 (“ADEA”) (29 U.S.C. § 626, as amended), Employee’s waiver of ADEA claims under this Agreement is subject to the following: Employee may consider the terms of his waiver of claims under the ADEA for twenty-one (21) days before signing it and may consult legal counsel if Employee so desires. Employee may revoke his waiver of claims under the ADEA within seven (7) days of the day he executes this Agreement. Employee’s waiver of claims under the ADEA will not become effective until the eighth (8th) day following Employee’s signing of this Agreement. Employee may revoke his waiver of ADEA claims under this Agreement by delivering written notice of his revocation, via facsimile and overnight mail, before the end of the seventh (7th) day following Employee’s signing of this Agreement to: Harvey Kesner, Esq., Sichenzia Ross Ference Kesner LLP, 61 Broadway, 32nd Floor, New York, NY 10006, Fax: 212-930-9725. In the event that Employee revokes his waiver of ADEA claims under this Agreement prior to the eighth (8th) day after signing it, the remaining portions of this Agreement and the duties and obligations of each party under this Agreement shall remain in full force in effect. Employee further understands that if Employee does not revoke the ADEA waiver in this Agreement within seven (7) days after signing this Agreement, his waiver of ADEA claims will be final, binding, enforceable, and irrevocable.

EMPLOYEE UNDERSTANDS THAT FOR ALL PURPOSES OTHER THAN HIS WAIVER OF CLAIMS UNDER THE ADEA, THIS AGREEMENT WILL BE FINAL, EFFECTIVE, BINDING, AND IRREVOCABLE IMMEDIATELY UPON ITS EXECUTION.

5.       Acknowledgements. The Parties agree that:

(a)       Each has consulted with and has been represented by counsel in connection with the negotiation and execution of this Agreement;

(b)       Employee has been advised that Sichenzia Ross Ference Kesner LLP has acted as counsel to the Company and not to Employee, and Employee has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement;

(c)       Each fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with each of their respective independent legal counsel or has been provided with a reasonable opportunity to do so;

(d)       Each has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement;

(e)       Employee is signing this Agreement knowingly, voluntarily and in full settlement of all claims which existed in the past or which currently exist that arise out of his employment with the Company or the termination of his Employment; and

(f)       Each agrees to abide by all the terms and conditions contained herein.

6.       Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be delivered (i) personally or (ii) by first class mail, certified, return receipt requested, postage prepaid, (iii) by overnight courier, with acknowledged receipt, in the manner provided for in this Paragraph 15, and properly addressed as follows:

If to the Company:

Marathon Patent Group, Inc.

11100 Santa Monica Blvd., Ste. 380

Los Angeles, CA

With a copy to:

Harvey Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, NY 10006

If to Employee:

Douglas Croxall

Fulton Management

16030 Ventura Blvd.

Suite 240

Encino, CA 91436

doug@lvlpg.com_

7.       Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature page follows]

IN WITNESS HEREOF, the Parties hereby enter into this Agreement and affix their signatures as of the date first above written.

MARATHON PATENT GROUP, INC.

By:	/s/ Merrick Okamoto
Name:	Merrick Okamoto
Title:	Chairman

/s/ Douglas Croxall
DOUGLAS CROXALL